Exhibit 4.8

Contract No.: PDRDTSF-3-1 00-CD-0001 ORD f.-,R.WtsTc.ot.OIUCOVf:RIU CONTRACT INDEX PAGE NO. CONTRACT AGREEMENT .................................................................................................................................. A1 LETTER OF TENDER .......................................................................................................................................... B1 CONDITIONS OF CONTRACT ............................................................................................................................ C1 SPECIFICATIONS ............................................................................................................................................... D1 SCHEDULES: SCHEDULE 1 - PREAMBLE TO THE BILL OF QUANTITIES ............................................................................ E1 SCHEDULE 2 - BILL OF QUANTITIES .[REDACTED]........................................................................................ F1 SCHEDULE 3- DAYWORKS ....... ...................................................................................................................... G1 SCHEDULE 4- FOREIGN CURRENCY DETAILS ............................................................................................. H1 SCHEDULE 5- TABLE OF ADJUSTMENT DATA ....... ....................................................................................... 11 SCHEDULE 6- TRANSGRESSION PENAL TIES MATRIX ................................................................................. J1 SCHEDULE 7 - MATERIAL ON SITE ................................................................................................................ K1 SCHEDULE 8 - LINER WASTAGE PENAL TIES ............................................................................................... L 1 SCHEDULE 9- MATERIALS MARK-UP SLIDING SCALE ....... ....................................................................... M1 ADDENDAS: ADDENDA 1 - SITE INSPECTION CERTIFICATE ............................................................................................. N1 ADDENDA 2 - DRAWINGS ....... ......................................................................................................................... 01 ADDENDA 3 - PROFORMA DOCUMENTS ....... ................................................................................................ P1 ADDENDA 4 - EMPLOYER'S DOCUMENTS ..................................................................................................... Q1 ADDENDA 5- PROGRAMME ....... ..................................................................................................................... R1 ADDENDA 6 - GEOTECH REPORT.[REDACTED]. ............................................................................................. S1 ADDENDA 7 - DRAFT CQA .[REDACTED]. ......................................................................................................... T1 ADDENDA 8 - TECHNICAL INFORMATION .[REDACTED]. ............................................................................... U1 ADDENDA 9 - ENVIRONMENTAL INFORMATION .[REDACTED ...................................................................... V1

Protec Park, Chloorkop 30th May 24 /s/ Craig Bowles Craig Bowles Contracts Director /s/ Pieter Arnoldus Albertyn Pieter Arnoldus Albertyn /s/ Deborah Andrea Kannemeyer Deborah Andrea Kannemeyer

Carletonville 4th June 24 /s/ Kevin Peter Kruger Kevin Peter Kruger Managing Director /s/ Christopher Philip Louis Albertus Christopher Philip Louis Albertus /s/ Jaco Johan Grobbelaar Jaco Johan Grobbelaar

Contract No· PDRDTSF-3-100-0001 ORD ,.,.ffltuca,.auui- APPENDIX TO TENDER ITEM DESCRIPTION SUB- CLAUSE NO. ENTRY OF INFORMATION Far West Gold Recoveries (Ply) Ltd Constantia Office Park Employer's name and address 1.1.2.2 & 1.3 Cnr 14th Avenue and Hendrik Potgieter Road Cycad House, Building 17, Ground Floor Weltevreden Park 1709 Stefanutti Stocks Inland, a division of Stefanutti Stocks (Ply) Ltd Protec Park Contractor's name and address 1.1.2.3 & 1.3 Cnr Zuurfontein Avenue and Oranjerivier Drive Chloorkop Kempton Park 1619 Kevin Kruger Engineer's name and address 1.1.2.4 & 1.3 Driefontein Plant 2 Carletonville 2499 Pursuant to the provisions of Sub-Clause 3.2 [Delegation by the Engineer] of the Conditions of Contract the Engineer hereby assigns all Delegation by Engineer 3.2 his duties and delegates all his authority under and in terms of the Contract, including the authority to determine any matter in accordance with Sub-Clause 3.5 [Determinations] of the General Conditions of Contract to the person named in the Appendix. Base date: 1.1.3.1 01 April 2024. In accordance with proposed project execution programme: Time for Completion of the Works: 1.1.3.3 1021 Days Defects Notification Period 1.1.3.7 12 (Twelve) calendar months. Sections of the Works 1.1.5.6 Section 1: Description: Beneficial Occupation (600kUm) Time for Completion: 792 days Delay Damages: 1% per week of R[REDACTED] The delay damages will only become effective one month after the Time for Completion for the Section has elapsed. Project 1.1.6.12 DRDGOLD FWGR RTSF Project Located near Fochville, Gauteng Electronic Transmission Systems 1.3 Electronic ( e) mail in which case the date of receipt is defined as the date and time on which such email was transmitted: Contractor: Craig. Bowles@stefstocks.com Engineer: Kevin.Kruger@drdgold.com Engineer's Representatives: Gds@geotail.co.za Andre@tailings.co.za Hugo@profectionqs.co.za Governing Law 1.4 Laws of the Republic of South Africa Ruling language 1.4 English Language for communications 1.4 English Time for Access to the Site 2.1 In accordance with the proposed project execution programme: - 02 May 2024. Guillaume de Sward! Engineer's Representatives 3.2 Andre Richardt Hugo Hayes Page I BI

Contract No · PDRDTSF-3-100-0001 ORD ,.,.ffltuca,.auui- APPENDIX TO TENDER ITEM DESCRIPTION SUB- CLAUSE NO. ENTRY OF INFORMATION Amount of Performance Security 4.2 10% (Ten percent) of the Accepted Contract Amount excluding VAT. Progress Reports 4.2 1 A non-refundable amount of R [REDACTED] will be deducted from the value of the Payment Certificate as a penalty for a substantial non-compliance by the Contractor with the reporting obligations in Sub-Clause 4.2 1. Normal working hours will be: - a 9-hour shift and 6 day week with a long weekend at month end for dayshift operations. and Normal Working Hours 6.5 - 2 no x 9-hour shifts and 6 day week with a long weekend at month end for the dozing and loading of topsoil and overburden to stockpile. These shifts would typically be from 4:00 to 13 00 and 14:00 to 2 3:00. Commencement Date 8.1 In accordance with the proposed execution programme: 02 May 2 02 4. 1/7% (One seventh percent) of the remainder of the Contract Price Delay damages for the Works 8.7 & 14.15(b) excluding Section 1 for each day during which the Works or Sections thereof. remain incomplete after the due Time for Completion for the whole of the Works or Sections. Maximum amount of delay damages 8.7 10% (Ten percent) of the Contract Price excluding VAT. Percentage for adjustment of Provisional Sums 135(b) 15% Refer to Sub-Clause 13.8 [Adjustment for Changes in Cost] of the Adjustments for changes in Cost 13.8 Particular Conditions of Contract and Table of adjustment Data. 5% of the Accepted Contract Amount paid within 30 days of the Contractor providing a suitable Advance Payment Guarantee. Advance payment 14.2 repayments shall commence once the certified value of the Works (excluding the advance) exceeds 30% and shall be repaid in 8 equal installments. Currencies and proportions 14.2 South African Rand. Start repayment of Advance Payment 14.2 (a) When payments are..lillL_% of the Accepted Contract Amount Less Provisional Sums. Percentage reduction per Payment Certificates for 14.2 (b) ---1:illL_ % repayment of Advance Payment Application for Interim Payment 14.3 2oth day of each Certificate month. Percentage of retention 14.3 Retention guarantee of 5% (Five percent) of Contract Price, reduced to 2 .5% (Two and a half percent) after the Taking Over Certificate has been issued. An additional R[REDACTED] shall be retained until all Contractor's Documentation as defined in Sub-Clause 1.1.6.1 and referred to in Sub-Clause 4.1 [Contractor's General Obligations] of the Conditions of Contract and clause 2 2 .1.9 [Retention on Documentation] of the Specifications, have been delivered and approved by the Engineer. Failure to provide replacement retention guarantee if required upon request for extention of the guarantee, shall result in actual retention money being deducted from the payment certificate. The Contractor will thereafter not be allowed to provide a replacement retention guarantee. Limit of retention money 14.3 5% (Five percent) of Contract Price and, if specified in the Specifications, an additional R[REDACTED] which shall be retained until such as built documentation as may be required under the Specifications have been delivered and approved by the Engineer. Plant and Materials for payment when Shipped en route to the 145(b) Not Applicable Site Plant and Materials for payment when delivered to the Site 14.5(c) Refer to Schedule 7 - MOS Minimum amount of interim Payment Certificates 14.6 [REDACTED] Time for Payment 14.7 30 (Thirty) Days after the Engineer issues the Interim Payment Certificate. Page I B 2

Contract No· PDRDTSF-3-100-0001 ORD ,.,.ffltuca,.auui- APPENDIX TO TENDER ITEM DESCRIPTION SUB- CLAUSE NO. ENTRY OF INFORMATION Currency/currencies of payment 14.2 South African Rand (ZAR) Periods for submission of Insurance: (a) evidence of insurance 18.1 (a) (a) 14 Days Employer's Relevant policies: 18.1 (b) Construction All Risks (including Sasria) covering physical loss or damage to the Works Public Liability covering legal liability to third parties for property damage, death injury, illness arising out of the Works The Contractor will be responsible / liable for the payment of the policy deductible at an estimated maximum amount of R[[REDACTED] for all events, applicable to the Construction All Risks policy, subject to the terms received from the insurer as well as contract negotiations. The Tenderer must indicate the amount allowed for the deductible separately in the P&G section for the contractual requirements. Where there is a shared liability, the loss shall be bared by each party to the proportion to each party's liability. Contractor's Relevant policies: The Employer's interests will be noted on insurances to be taken out by Contractor Contractor's Documents, Materials, Plant and Contractor's 18.1 (b) Minimum Insurance Requirement: New Replacement Value Equipment Motor Insurance (Contractor vehicles) 18.1 (b) Minimum Insurance Requirement: Own I Hired Vehicles: Retail Value Third Party Liability: R[REDACTED] Marine (Imports/Inland Transit) covering all goods, equipment and materials at premises other than site and/or whilst in transit from place of manufacture/supply until delivery on site, subject to any INCOTERMS Sasria ( covering damage to above assets, vehicles, 18.1 (b) Minimum Insurance Requirement: New Replacement Value equipment, goods, materials and the like arising from riot, strike and civil commotion/unrest) Fire, Perils, Theft & Sasria cover in respect of any contractor performing manufacturing, fabrication and/or assembling work at their own premises prior to delivery to site, where advanced payments are made by the Employer for such work. Public Liability- death/injury to Third Party persons; Minimum Insurance Requirement: R[REDACTED] loss/damage to Third Party property arising other than in 18.1 (b) connection with the specific Works Professional Indemnity Insurance (for loss/damage arising 18.1 (b) Not Required from Contractor's defective design) Compensation for Occupational Injuries and Diseases Act, 18.1 (b) Minimum Insurance Requirement: Statutory Requirements 130 of 1993 and Regulations ( or local statutory equivalent) The Parties agree that the Adjudicator shall be Kevin Trisk or if he is Appointment of the Dispute Adjudication Board 20.2 not available, then Patrick Lane. The adjudicator shall be appointed on an ad hoc basis. Appointment (if not agreed) to be made by 20.3 The Chairman of the Association of Arbitrators of Southern Africa ( or his nominee) Page I B 3